Exhibit 10.26
ELEVENTH AMENDMENT
TO THE
DYNEGY INC. RETIREMENT PLAN
This Eleventh Amendment to the Dynegy Inc. Retirement Plan is made and entered into by Dynegy Inc., a Delaware corporation (the ‘Company’) this 4th day of December, 2007, effective as of December 31, 2007.
WITNESSETH:
WHEREAS, the Company has previously adopted the Dynegy Inc. Retirement Plan, restated as of December 1, 2001 and as subsequently amended (the ‘Plan’); and
WHEREAS, the Company and its delegates is authorized and empowered to amend the Plan pursuant to Section 15.1 of the Plan; and
WHEREAS, the Company desires to effect a merger of the Dynegy Midwest Generation, Inc. Retirement Income Plan for Employees Covered Under a Collective Bargaining Agreement (‘DMG Plan’) into the Plan as of December 31, 2007, with the Plan surviving and containing the operative provisions of the DMG Plan and applying the administrative provisions of the Plan; and
NOW, THEREFORE, the Plan is hereby amended as of December 31, 2007 as follows:
I.
A new Appendix F is added to the Plan as follows:

“Appendix F
To
Dynegy Inc. Retirement Plan
Merger of DMG Plan
Effective December 31, 2007, the Dynegy Midwest Generation, Inc. Retirement Income Plan for Employees Covered Under a Collective Bargaining Agreement (‘DMG Plan’) is merged into the Dynegy Inc. Retirement Plan, with the benefit structure and related provisions of the DMG Plan continued as a separate benefit structure and related provisions under the Plan, through the incorporation of the DMG Plan as modified by the provisions of this Appendix F. Except as otherwise provided in this Appendix F, the provisions of the DMG Plan are incorporated herein by reference in their entirety to the extent necessary to provide the benefit structure and preserve the protected benefits, rights and features of the DMG Plan for each Participant covered under the DMG Plan (“DMG Participant”) pursuant to this Appendix F. Only the provisions incorporated herein by reference from the DMG Plan and the provisions of this Appendix F shall be applicable to determine the benefits, rights and features preserved and newly created for DMG Participants upon the merger of the DMG Plan into the Plan. The provisions of Articles I, II, III, VIII (with respect to benefit limitations of Sections 8.9 and 8.10, rollover provisions of Section 8.8 and the claims procedures provisions of Section 8.17), IX, X, XI, XII, XIII, XIV, XV, XVI, XVII and XVIII of the Plan concerning plan administration, limitations on benefits, fiduciary provisions, amendment and termination authority, top-heavy status and trust fund and trustee matters shall be fully applicable upon the merger of the DMG Plan into the Plan without regard to provisions concerning similar matters in the DMG Plan; however, the provisions of the Plan, such as Article IV, V, VI, VII VIII (with the exception of benefit limitations of Sections 8.9 and 8.10, the rollover provisions of Section 8.8 and the claims procedures provisions of Section 8.17) and Appendices A, B, C, D and E shall not apply to a DMG Participant to the extent such provisions of the Plan or Appendices are in conflict with or duplicative of similar provisions set forth in the DMG Plan and this Appendix F.

I. DEFINITIONS AND CONSTRUCTION
1.1 Definitions. Where the following words and phrases appear in the DMG Plan Appendix below, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary, and shall supersede any similar or inconsistent terms that appear in the body of the Plan or the DMG Plan that would otherwise be applicable to a DMG Participant. Section references in this Appendix F are the same as under the DMG Plan, except as otherwise noted.
(1) Accrued Benefit. The benefit determined under the DMG Plan expressed in the form of a Pension commencing as of Normal Retirement Date.
(2) Accumulation: The sum of the contributions, if any, made by a DMG Participant under the DMG Plan, plus any interest credited thereon, Which contributions and interest have not previously been withdrawn by the DMG Participant. Interest will be credited on a DMG Participant’s contributions, compounded annually, at the rate of 2% per annum prior to July 1, 1970, 3% per annum from July 1, 1970 through December 31, 1975, 5% per annum from January 1, 1976 through December 31, 1981, 7% per annum from January 1, 1982 through December 31, 1987, and, for each Plan Year thereafter, the greater of (i) 7% per annum or (ii) 120% of the Federal mid-term rate (as in effect under section 1274 of the Code for the first month of such Plan Year) per annum for such Plan Year. Effective January 1, 1973, interest will be credited from the January 1 next following the date on which each contribution was made under the Plan to the first day of the month of the first to occur of (a) the DMG Participant’s Retirement, (b) the DMG Participant’s date of death, or (c) the date the DMG Participant elects the return of his Accumulation as provided in Appendix F Section 7.13.
(3) Act. The Employee Retirement Income Security Act of 1974, as amended.
(4) Actuarial Equivalent. Equality in value of the aggregate amounts expected to be received under different times and forms of payment based upon a 7% per annum interest rate assumption (or, if lower, the interest rate specified by the Pension Benefit Guaranty Corporation (the ‘PBGC’) to be used to determine the amount of lump sum benefits paid by the PBGC under plans the PBGC trustees) and mortality rate assumptions determined under the 86 PET - 88.70 mortality table (a table prepared by the Wyatt Company, based on experience underlying the 1971 Group Annuity Mortality Table, without margins, with a projection of mortality improvement to 1986 and weighting the mortality 88.7% male and 11.3% female); provided, however, that in determining the amount of a lump sum payment or level income option, the Applicable Mortality Table and the Applicable Interest Rate shall be utilized. Notwithstanding the foregoing, the amount payable under the level income option in accordance with the preceding sentence shall be no less than the level income option amount determined using an interest rate of 7% per annum and the 86 PET-88.70 mortality table based on the DMG Participant’s Accrued Benefit as of May 31, 2005 and the DMG Participant’s age as of his Annuity Starting Date.

(5) Amergen Affiliate: Any affiliate of Amergen within its controlled group of corporations or a controlled group of trades or businesses, as defined in sections 414(b) and 414(c), respectively, of the Code.
(6) Annuity Starting Date. Subject to the modifications under certain circumstances described in Appendix F Sections 7.1 and 7.2, with respect to each DMG Participant or beneficiary, the first day of the first period for which an amount is payable to the DMG Participant or beneficiary from the Fund as an annuity or in any other applicable form available under the terms of the DMG Plan.
(7) Applicable Interest Rate. The annual rate of interest on 30-year Treasury securities for the look-back month preceding the first day of the stability period. For purposes of this Paragraph, the ‘look-back month’ shall be the fifth month preceding the first day of the stability period, and the ‘stability period’ shall be the Plan Year that contains the Annuity Starting Date with respect to the benefit. Notwithstanding the foregoing, the Applicable Interest Rate that applies with respect to any distribution for which the Annuity Starting Date occurs during the transition period shall be the annual rate of interest on 30-year Treasury securities determined for either (A) the month provided in the preceding provisions of this Appendix F Section 1.1(7) or (B) the month that contains the Annuity Starting Date, whichever results in the larger distribution. For purposes of the preceding sentence, the ‘transition period’ was the period beginning on December 1, 2001 and ending on November 30, 2002. Further notwithstanding the foregoing, the Applicable Interest Rate that applies with respect to any distribution in the form of a level income option for which the Annuity Starting Date occurs during the transition period shall be the annual rate of interest on 30-year Treasury securities determined for either (i) the month provided in the first two sentences of this Appendix F Section 1.1(7) or (ii) the month that contains the Annuity Starting Date, whichever results in the larger distribution. For purposes of the preceding sentence, the ‘transition period’ shall be the period beginning on June 1, 2005 and ending on May 31, 2006.
(8) Applicable Mortality Table. The mortality table prescribed by the Secretary of the Treasury pursuant to section 417(e)(3)(A)(ii)(1) of the Code.
(9) Career Benefit Credit. The sum of the DMG Participant’s Payroll Period Benefit Credits determined pursuant to Appendix F Section 4.1(a).
(16A) DMG Participant. (No DMG Plan reference) A person who on December 31, 2007 had an Accrued Benefit under the DMG Plan or was receiving a benefit under the DMG Plan and, on such date, became a DMG Participant under the Plan pursuant to the merger of the DMG Plan into the Plan and the provisions of this Appendix F, and each individual who has met the eligibility requirements for participation as set forth in Article III of the DMG Plan or Appendix F Article III of the Plan.

(16B) DMG Plan. (DMG Plan reference – Section 1.1(38)) Dynegy Midwest Generation, Inc. Retirement Income Plan for Employees Covered under a Collective Bargaining Agreement, as in effect as of December 31, 2007.
(17) Early Retirement Age. The date upon which a DMG Participant attains fifty-five years of age.
(17A) Early Retirement Date. The first day of the month coincident with or next following the DMG Participant’s attainment of his Early Retirement Age.
(19) Eligible Employee. Each Employee employed as a member of a group to whom the DMG Plan and, after December 31, 2007, this Appendix F of the Plan, have been and continue to be extended through a currently effective collective bargaining agreement between his Employer and the collective bargaining representative of the group of employees of which he is a member; provided, however, that the term ‘Eligible Employee’ shall not include (A) a nonresident alien who receives no earned income from the Employer that constitutes income from sources within the United States, (B) a Leased Employee, (C) an individual who is deemed to be an Employee pursuant to Treasury regulations issued under section 414(o) of the Code, and (D) an Employee who has waived participation in the Plan, or, prior to January 1, 2008, the DMG Plan through any means including, but not limited to, an Employee whose employment is governed by a written agreement with the Employer (including an offer letter setting forth the terms and conditions of employment) that provides that the Employee is not eligible to participate In the Plan (a general statement in the agreement, offer letter, or other communication stating that the Employee is not eligible for benefits shall be construed to mean that the Employee is not an Eligible Employee). Notwithstanding any provision in the Plan to the contrary, no individual who is designated, compensated, or otherwise classified or treated by the Employer as an independent contractor or other non-common law employee shall be eligible to become a DMG Participant in the Plan. It is expressly intended that individuals not treated as common law employees by the Employer are to be excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees.
(20) Eligible Retirement Plan. [See Section 1.1(24) of the Dynegy Inc. Retirement Plan for application to DMG Participants.]
(21) Eligible Rollover Distribution. [See Section 1.1(25) of the Dynegy Inc. Retirement Plan for application to DMG Participants.]
(24) Employer. Each entity that has been designated to participate in the DMG Plan pursuant to the provisions of Article XIV. The Company is not an Employer. As of January 1, 2008, Dynegy Midwest Generation, Inc. is an Employer.
(26) Employment Year. With respect to each DMG Participant, a twelve consecutive month period beginning on the DMG Participant’s Employment Commencement Date and any anniversary thereof or, in the event of a termination of employment that results in any One-Year Break-in-Service, the first date upon which he performs an Hour of Service following such One-Year Break-in-Service and any anniversary thereof

(28) Fund. The fund established pursuant to Section 12.1 of the Plan to hold and invest DMG Plan assets and from which the Plan benefits are distributed. When there is more than one Fund, the term ‘Fund’ shall refer to all such Funds.
(30) Hour of Service. Each hour for which an individual is directly or indirectly paid, or entitled to payment, by the Employer or a Controlled Entity as an Employee for the performance of duties or for reasons other than the performance of duties; provided, however, that an individual shall be credited with Hours of Service equal to the number of regularly scheduled working hours that normally would have been credited to him, or, if the number of such hours is not determinable, eight Hours of Service per day (to a maximum of 40 Hours of Service per week) for any period during which he performs no duties for an Employer or a Controlled Entity (irrespective of whether the employment relationship has terminated) by reason of a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; and provided further that payments considered for purposes of the foregoing shall include payments unrelated to the length of the period during which no duties are performed but shall not include payments made solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws; and provided further, however, that no more than 501 Hours of Service shall be credited to an individual on account of any continuous period during which he performs no duties. Such Hours of Service shall be credited to the individual for the computation period in which such duties were performed or in which occurred the period during which no duties were performed. An Hour of Service also includes each hour, not credited above, for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or a Controlled Entity. These Hours of Service shall be credited to the individual for the computation period to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made. The number of Hours of Service to be credited to an individual for any computation period shall be governed by 29 CFR §§ 2530.200b-2(b) and (c). Hours of Service shall also include any hours required to be credited by federal law other than the Act or the Code, but only under the conditions and to the extent so required by such federal law. Further, an Individual’s Hours of Service shall also include any hours required to be credited under section 414(n) of the Code and the applicable interpretative authority thereunder while such individual was a Leased Employee (or would have been a Leased Employee but for the requirements of clause (A) of the definition of such term set forth in Section 1.1(37) of the Plan). In the case of an individual who is paid for reasons other than the performance of duties and whose payment made or due is calculated on the basis of units of time, such individual shall be credited with the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated.

In general, for purposes of determining Hours of Service with respect to an individual who is employed other than on an hourly-rated basis, such individual shall be credited with Hours of Service under the 190 hour equivalency provisions of Department of Labor Regulation §2530.200b-3 pursuant to which an individual who is credited with one Hour of Service for performance of duties in a month shall be credited with 190 Hours of Service for such month; provided, however, with respect to a DMG Participant with 3 or more Employment Years as of June 1, 2005, such DMG Participant shall be credited, beginning with the month in which the 190 hour equivalency provisions are first applicable, with the better of the Hours of Service calculated applying (i) such 190 hour equivalency provisions or (ii) 10 Hours of Service for each day for which the individual would, if hourly records were maintained, be required to be credited with at least one Hour of Service for the performance of duties; provided, further, however, if such individual is paid for periods during which no duties are performed, such individual shall be credited with (i) the number of regularly scheduled working hours included in the units of time normally assigned to such duties, if payment for such duties is calculated on units of time or (ii) eight Hours of Service per day (to a maximum of 40 Hours of Service per week) if the individual does not have a regular work schedule for each day the individual is paid on other than an hourly-rated basis. Notwithstanding the foregoing provisions of this Appendix F Section 1.1(30), an individual who is absent from work on account of an injury or disability sustained in the course of employment with the Employer or a Controlled Entity and with respect to which he receives worker’s compensation benefits shall be credited with 40 Hours of Service per calendar week during the period he would normally have been scheduled to work for an Employer or Controlled Entity during his period of absence. In no event shall Hours of Service include any period of service with a corporation or other entity prior to the date it became a Controlled Entity or after it ceases to be a Controlled Entity except to the extent required by law, or to the extent determined by the Committee. The Committee, in its discretion, may credit individuals with Hours of Service based on employment with an entity other than the Employer, but only if and when such individual becomes an Eligible Employee and only If such crediting of Hours of Service (A) has a legitimate business reason, (B) does not by design or operation discriminate significantly in favor of ‘highly compensated employees’ (as such term is defined in section 414(q) of the Code), and (C) is applied to all similarly-situated Eligible Employees. In addition, the Committee, in its discretion, may credit individuals with Hours of Service based on imputed service for periods after such individual has commenced participation in the Plan while such individual is not performing service for the Employer or while such individual is an Employee with a reduced work schedule, but only if (i) such service would not otherwise be credited as Hours of Service, (ii) such crediting of Hours of Service (A) has a legitimate business reason, (B) does not by design or operation discriminate significantly in favor of ‘highly compensated employees’ (as such term is defined in section 414(q) of the Code), and (C) is applied to all similarly situated employees, and (iii) the individual has not permanently ceased to perform service as an Employee, provided that the preceding clause (iii) of this sentence shall not apply if (x) the individual is not performing service for the Employer because of a disability, (y) the Individual is performing service for another employer under an arrangement that provides some ongoing business benefit to the Employer, or (z) for purposes of vesting and accrual, the individual is performing service for another employer that is being treated under the Plan as actual service with the Employer.

(31) Hypothetical Accumulation. The sum of the contributions, if any, made by the DMG Participant under the DMG Plan, plus any interest credited thereon, which contributions and interest have not previously been withdrawn by the DMG Participant. For purposes of calculating a DMG Participant’s Hypothetical Accumulation, interest will be credited on DMG Participant’s contributions, compounded annually, at the rate of 2% per annum prior to July 1, 1970, 3% per annum, from July 1, 1970 through December 31, 1975, 5% per annum from January 1, 1976 through December 31, 1981, 7% per annum from January 1, 1982 through December 31, 1987, 120% of the Federal mid-term rate (as in effect under section 1274 of the Code for the first month of a Plan Year) per annum from January 1, 1988 until the date of the DMG Participant’s withdrawal of his Accumulation pursuant to Appendix F Section 7.13 (the ‘Withdrawal Date’), and, for the period, if any, beginning on the Withdrawal Date and ending on his Normal Retirement Date, the Applicable Interest Rate per annum in effect from time to time during such period.
(33A) Plan Records. (no DMG Plan reference) The information concerning all pertinent matters pertaining to determining the Accrued Benefit, rights, entitlements and Pension of each DMG Participant, Eligible Surviving Spouse, alternate payee and beneficiary under the terms of the DMG Plan, as modified by this Appendix F, as set forth in specific records maintained for all such matters at the direction of the Committee. The Committee’s decision, in its sole discretion, with respect to any and all matters set forth in the Plan Records shall be conclusive and binding on all persons for all purposes.
(34) Normal Retirement Age. The date upon which a DMG Participant attains sixty-five years of age.
(34A) Normal Retirement Date. The first day of the month coincident with or next following the DMG Participant’s attainment of his Normal Retirement Age.
(35) One-Year Break-in-Service. Any Employment Year during which an individual has less than 501 Hours of Service. Solely for purposes of determining whether a One-Year Break-in-Service has occurred, an Hour of Service shall include each normal work hour, not otherwise credited in Appendix F Section 1.1(30), during which an individual is absent from work by reason of the individual’s pregnancy, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by the individual, or for purposes of caring for such child for the period immediately following such birth or placement. The Committee may in its discretion require, as a condition to the crediting of Hours of Service under the preceding sentence, that the individual furnish appropriate and timely information to the Committee establishing the reason for any such absence. Such Hours of Service shall be credited to the individual for the computation period in which the absence from work begins if such crediting is necessary to prevent the occurrence of a One-Year Break-in-Service in such computation period; otherwise such Hours of Service shall be credited to the individual in the next following computation period.

(36) Participation Service. The measure of service used in determining an Employee’s eligibility to participate in the DMG Plan as determined pursuant to Appendix F Section 3.2.
(37) Pension. With respect to a DMG Participant entitled to receive benefits under the DMG Plan, a series of monthly payments for the life of the DMG Participant.
(38) Plan. Prior to January 1, 2008, ‘Plan’ means the Dynegy Midwest Generation, Inc. Retirement Income Plan for Employees Covered Under a Collective Bargaining Agreement, as amended from time to time. From and after January 1, 2008, see Appendix F Section 1.1(16B) for DMG Participants. From and after January 1, 2008, ‘Plan’ means the Salaried Plan to the extent applicable.
(41) Retirement. With respect to each DMG Participant, termination of his employment with the Employer on or after his Early Retirement Date or Normal Retirement Date.
(42) Salaried Plan. The Dynegy Inc. Retirement Plan, as amended from time to time.
(43) Vested Interest. The percentage of a DMG Participant’s Accrued Benefit which, pursuant to the DMG Plan and this Appendix F, is nonforfeitable.
(44) Vesting Service. The measure of service used in determining a DMG Participant’s nonforfeitable right to a benefit as determined in accordance with Appendix F Section 5.3.
1.2 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the DMG Plan, shall be deemed to include the feminine gender.
1.3 Headings. The headings of Articles and Sections herein are included solely for convenience, and, if there is any conflict between such headings and the text of the DMG Plan, the text of the DMG Plan shall control.
1.4 Construction. It is intended that the DMG Plan be qualified within the meaning of section 401(a) of the Code and that the Fund be tax exempt under section 501(a) of the Code, and all provisions herein shall be construed in accordance with such intent.

II. Special Provisions Applicable to DMG Participants
This Appendix F and the provisions of the DMG Plan incorporated herein by reference and as modified by this Appendix F are applicable only to eligible DMG Participants. If there is any conflict between the provisions which appear in the Plan and the provisions of this Appendix F and the DMG Plan, the provisions of this Appendix F and the DMG Plan shall control. All provisions which appear in the Plan, including any other applicable Appendix, shall apply to DMG Participants in the same manner as applicable to other Participants except insofar as they may be inconsistent with or in conflict with the provisions of this Appendix F and the provisions of the DMG Plan incorporated herein by reference and as modified by this Appendix F.
III. PARTICIPATION
3.1 Eligibility. Each Eligible Employee shall become a DMG Participant upon the Entry Date coincident with or next following the date on which such Eligible Employee has completed one year of Participation Service. Notwithstanding the foregoing:
(a) An Eligible Employee who was a DMG Participant as of December 31, 2007 shall remain a DMG Participant as of January 1, 2008;
(b) An Eligible Employee who was a Participant in the DMG Plan prior to a termination of employment shall remain a DMG Participant upon his reemployment as an Eligible Employee;
(c) An Employee who has completed one year of Participation Service but who has not become a Participant in the DMG Plan because he was not an Eligible Employee shall become a DMG Participant in the Plan and this Appendix F from and after January 1, 2008 upon the later of (i) the date he becomes an Eligible Employee as a result of a change in his employment status or (ii) the first Entry Date upon which he would have become a DMG Participant if he had been an Eligible Employee;
(d) An Eligible Employee who had met the service requirements of this Appendix F Section 3.1 to become a DMG Participant in the DMG Plan but who terminated employment prior to the Entry Date upon which he would have become a DMG Participant shall become a DMG Participant upon the later of (i) the date of his reemployment or (ii) the Entry date upon which he would have become a DMG Participant if he had not terminated employment; and
(e) Except as otherwise provided in the Plan, a DMG Participant who ceases to be an Eligible Employee but remains an Employee shall continue to be a DMG Participant but, on and after the date he ceases to be an Eligible Employee, he shall no longer accrue additional benefits under this Appendix F unless and until he shall again become an Eligible Employee.

(f) Except as otherwise provided in the Plan, a DMG Participant who ceases to be an Eligible Employee but remains an Employee shall continue to be a DMG Participant but, on and after the date he ceases to be an Eligible Employee, he shall no longer accrue additional benefits hereunder unless and until he shall again become an Eligible Employee.
3.2 Participation Service. An individual completes one year of Participation Service on the last day of the Employment Year during which he completes 1,000 Hours of Service.
3.3 Transferred Employees. If an employee of the Employer or a Controlled Entity (a) ceases to satisfy the eligibility requirements of the Salaried Plan because he transfers into an employment classification as a member of a group of employees to which the DMG Plan has been extended and continues to be extended through a currently effective collective bargaining agreement between his employer and the collective bargaining representative of the group of employees of which he is a member, (b) continues to be employed by the Employer or a Controlled Entity, and (c) coincident with his cessation of eligibility for the Salaried Plan, satisfies the eligibility requirements of Appendix F Section 3.1, he shall cease to be a participant in the Salaried Plan and shall be a DMG Participant in the DMG Plan, subject to the terms and conditions of the DMG Plan and this Appendix F.
3.4 Disabled DMG Participants. Notwithstanding any provision of the DMG Plan to the contrary, a DMG Participant who has been approved for benefits under a long term disability plan sponsored by the Employer (an ‘Employer LTD Plan’) shall be credited with Payroll Period Benefit Credits (as defined in Appendix F Section 4.1 (a)) and Vesting Service under the DMG Plan for any period during which such DMG Participant is receiving such long term disability benefits; provided however, that any such crediting shall cease as of the earlier of (a) such DMG Participant’s Annuity Starting Date or (b) such DMG Participant’s Normal Retirement Date. For purposes of the accruals described in the preceding sentence, a DMG Participant’s Payroll Period Benefit Credit pursuant to Appendix F Section 4.1(a) immediately prior to the disability entitling him to benefits under an Employer LTD Plan shall be utilized.
IV. RETIREMENT BENEFITS
4.1	Normal Retirement.
(a) From and after January 2, 1994, subject to Appendix F Section 4.1(b), (c), (d), and (e), a DMG Participant whose employment with the Employer and all Controlled Entities is terminated, for a reason other than death, on or after his Normal Retirement Date shall be entitled to receive a retirement benefit, payable at the time and in the form provided in Article VII of the DMG Plan and this Appendix F, that is based upon a Pension commencing on the DMG Participant’s Annuity Starting Date, each monthly payment of such Pension being equal to one-twelfth of the amount of the DMG Participant’s Career Benefit Credit. For purposes of this Paragraph, ‘Career Benefit Credit’ shall mean the sum of the DMG Participant’s Payroll Period Benefit Credits earned over the DMG Participant’s period of employment after January 1, 1994 and while an Eligible Employee and a Participant in the Plan.

For purposes of this Paragraph, the DMG Participant’s ‘Payroll Period Benefit Credit’ shall mean an amount equal to the DMG Participant’s regular hourly rate of pay for the payroll period for which the benefit credit is then being determined and for the position to which the DMG Participant is normally assigned multiplied by the number of regularly scheduled hours for such position for such payroll period multiplied by 2.2%. Overtime, temporary upgrades to higher paying positions, and other extra compensation shall not be taken into account in determining a DMG Participant’s Payroll Period Benefit Credit. Notwithstanding the foregoing provisions of this Appendix F Section 4.1 (a), if a DMG Participant is scheduled to work a 12-hour shift (the ‘Shift’), the regularly-scheduled overtime for the Shift shall be taken into account in determining a DMG Participant’s Payroll Period Benefit Credit, and is calculated by multiplying the DMG Participant’s straight time hourly rate of pay by the number of regularly-scheduled overtime hours for the shift for which the DMG Participant is paid. A DMG Participant’s Payroll Period Benefit Credit shall not be reduced to take into account any period of unpaid absence during the payroll period for which such Payroll Period Benefit Credit is being determined; provided, however, that if a DMG Participant is absent without pay for the entire payroll period for which such Payroll Period Benefit Credit is being determined, the amount of Payroll Period Benefit Credit earned by the DMG Participant for such payroll period shall be zero.
(b) Notwithstanding anything to the contrary in Appendix F Section 4.1(a), for the period preceding January 2, 1994, the value of the Accrued Benefit for such period of each DMG Participant who was employed by the Company or a Controlled Entity on January 1, 1994, shall be determined under the terms of the DMG Plan as in effect immediately prior to the Effective Date (pursuant to which the DMG Participant’s Accrued Benefit was determined as the greater of certain benefits provided under the DMG Plan or the benefit formula provided in the Salaried Plan). The benefit accruals described in Appendix F Section 4.1(a) are in addition to the benefit accrual, if any, provided to a DMG Participant under this Paragraph.
(c) Notwithstanding anything to the contrary in Appendix F Section 4.1(a):
(1) effective during the period beginning on January 1, 1998 and ending on June 30, 2002, for any DMG Participant who performs an Hour of Service on or after January 1, 1998, the DMG Participant’s Payroll Period Benefit Credits during such period shall be determined pursuant to Appendix F Section 4.1(a) by using a 2.4% multiplier, rather than the 2.2% multiplier specified in Appendix F Section 4.1(a); and

(2) effective during the period beginning on July 1, 2002 and ending on June 30, 2005, for any DMG Participant who performs an Hour of Service on or after July 1, 2002, the DMG Participant’s Payroll Period Benefit Credits during such period shall be determined pursuant to Appendix F Section 4.1(a) by using a 2.4% multiplier, rather than the 2.2% multiplier specified in Appendix F Section 4.1(a).
Additional benefit accruals for DMG Participants will be determined on and after July 1, 2005 in accordance with Appendix F Section 4.1(a).
(d) If a Participant becomes a DMG Participant in the DMG Plan pursuant to the provisions of Appendix F Section 3.3, then his Career Benefit Credit under the DMG Plan shall be increased by including the payroll periods taken into account under the Salaried Plan for benefit accrual purposes prior to such transfer and his regular rate of pay during such payroll periods. Contrary DMG Plan provisions notwithstanding, in no event shall the Accrued Benefit of any Participant who has become a DMG Participant in the DMG Plan in accordance with Appendix F Section 3.3 be less than the accrued benefit to which such Participant would have been entitled under the Salaried Plan as of the date of the transfer specified in Appendix F Section 3.3.
(e) Notwithstanding any other provision of the Plan to the contrary, for purposes of determining a DMG Participant’s Accrued Benefit under the DMG Plan, for Plan Years beginning on or after January 1, 2002, a DMG Participant’s compensation taken into account for any Plan Year shall not exceed $200,000, as adjusted automatically to reflect any cost-of-living increases in effect under section 401(a)(17) of the Code. The foregoing shall be applied by taking into account any proration of such limitations as may be required under section 401(a)(17) of the Code and the regulations thereunder or otherwise by applicable law. For purposes of determining benefit accruals in Plan Years beginning after December 31, 2001, a DMG Participant’s annual compensation limitation as provided in this Paragraph for determination periods beginning before January 1, 2002, shall be: $150,000 for any determination period beginning in 1996 or earlier; $160,000 for any determination period beginning in 1997, 1998, or 1999; and $170,000 for any determination period beginning in 2000 or 2001.
(f) (1) The Committee shall furnish any DMG Participant whose employment with the Employer or any Controlled Entity continues beyond his Normal Retirement Date (or resumes his employment after his Normal Retirement Date, but prior to commencement of the payment of his retirement benefit) with the notification described in 29 CFR § 2530.203-3. Upon such DMG Participant’s subsequent termination of employment, his retirement benefit payable pursuant to Appendix F Article VII shall be increased to the extent required, if at all, under such regulations as provided in Paragraph (2) below to avoid the effecting of a prohibited forfeiture of benefits by reason of the suspension of benefits during such DMG Participant’s post Normal Retirement Date employment.

(2) A DMG Participant described in Paragraph (f)(1) above shall be entitled to a retirement benefit equal to the greater of:
(a) his Accrued Benefit determined pursuant to the applicable provisions of the Plan through the date of his subsequent termination of employment; or
(b) the Actuarial Equivalent of his Accrued Benefit payable at his Normal Retirement Date.
(3) Further, such DMG Participant’s retirement benefit payable pursuant to Appendix F Section 4.1(f) shall be increased to the extent required, if at all, under section 401(a)(9)(C)(iii) of the Code in the event his employment or reemployment continues after April 1 of the year immediately following the year he attains age seventy and one-half.
4.2	Early Retirement.
(a) A DMG Participant whose employment with the Employer and all Controlled Entities is terminated, for a reason other than death, on or after his Early Retirement Date and prior to his Normal Retirement Date, shall be entitled to receive a retirement benefit, payable at the time and in the form provided in Appendix F Article VII, that is based upon a Pension commencing on the DMG Participant’s Annuity Starting Date, each monthly payment of such Pension being computed in the manner provided in Appendix F Section 4.1 (a) (subject to Appendix F Section 4.1(b), (c), (d), and (e)) considering his Career Benefit Credit to the date of his termination of employment.
(b) A DMG Participant entitled to a benefit pursuant to Paragraph (a) may, by request to the Committee in the form prescribed by the Committee, commence his benefit as of the first day of the month coinciding with or next following the date of his Retirement, or as of the first day of any subsequent month which precedes his Normal Retirement Date, provided, that such request must be received by the Committee not less than thirty days prior to the proposed date of commencement of the benefit (unless such thirty days’ notice is waived by the Committee in its discretion), and the value thereof shall be based upon a Pension commencing on the date so requested, each monthly payment of such Pension being computed in the manner provided in Paragraph (a) above, provided that if the DMG Participant’s Annuity Starting Date precedes the DMG Participant’s sixty-second birthday, his retirement benefit shall be multiplied by the appropriate factor from the following table:

Age at
Annuity	Early Retirement
Starting Date	Factors

62	1.00
61.96
60.92
59.82
58.76
57.70
56.64
55.58
If a DMG Participant’s Annuity Starting Date does not coincide with his date of birth, the appropriate factor with respect to the table above shall be determined by interpolation. In no event shall a DMG Participant’s retirement income determined in accordance with this Appendix F Section 4.2(b) be less than the amount of early retirement income payable to such DMG Participant as of December 31, 1993.
(c) Notwithstanding any provision of the DMG Plan to the contrary, but solely for the purpose of determining a DMG Participant’s eligibility to receive a benefit pursuant to Appendix F Section 4.2(a), and not for purposes of determining a DMG Participant’s Accrued Benefit, a DMG Participant who was a DMG Participant immediately prior to December 15, 1999 will be treated as though he is employed by the Employer during any period that he is employed by Amergen or any Amergen Affiliate on and after December 15, 1999; provided, however, that the foregoing provisions of this sentence shall apply only with respect to benefits payable following the DMG Participant’s termination of employment with Amergen or any Amergen Affiliate; and provided further, however, that the amount of the retirement benefit determined pursuant to Appendix F Section 4.1 (a) shall be determined utilizing the DMG Participant’s Career Benefit Credit as of the date the DMG Participant’s employment with the Employer and all Controlled Entities terminated (and not as of his Early Retirement Date).

V. SEVERANCE BENEFITS AND DETERMINATION OF VESTED
INTEREST
5.1 No Benefits Unless Herein Set Forth. Except as set forth in this Article, upon termination of employment of a DMG Participant for any reason other than Retirement or death, such DMG Participant shall acquire no right to any benefit from the Plan or the Fund.
5.2   Severance Benefit.
(a) Each DMG Participant whose employment is terminated for any reason other than Retirement or death shall be entitled to receive a retirement benefit, payable at the time and in the form provided in Appendix F Article VII, that is based upon a Pension commencing on the DMG Participant’s Annuity Starting Date, each monthly payment of such Pension being equal to the product of such DMG Participant’s Vested Interest multiplied by the amount computed in the manner provided in Appendix F Section 4.1(a) (subject to Appendix F Section 4.1(b), (c), (d) and (e)), considering his Career Benefit Credit to the date of his termination of employment.
(b) A DMG Participant who is entitled to a benefit pursuant to Paragraph (a) may, by request to the Committee in the form prescribed by the Committee, commence his benefit as of the first day of the month coinciding with or next following his fifty-fifth birthday, or as of the first day of any subsequent month which precedes his Normal Retirement Date; provided, that such request must be received by the Committee not less than thirty days nor more than 90 days prior to the proposed date of commencement of the benefit (unless such thirty days’ notice is waived by the Committee in its discretion), the value of such DMG Participant’s severance benefit shall be based upon a Pension commencing on the first day of the month so requested, each monthly payment of such Pension being computed in the manner provided in Paragraph (a) above, but multiplied by the appropriate factor from the following table:

Duration in Years of Interval
Between Annuity Starting Date
and Normal Retirement Date	Reduction Factor

0	1.000
1.914
2.839
3.771
4.712
5.659
6.611
7.570
8.531
9.497
10.466

The reduction factor with respect to the table above for a DMG Participant whose Annuity Starting Date occurs on a date that is a fractional number of years prior to his Normal Retirement Date shall be determined by interpolation. Notwithstanding the foregoing provisions of this Appendix F Section 5.2(b), if a DMG Participant who is entitled to a benefit pursuant to this Paragraph terminates his employment with the Employer and all Controlled Entities within eighteen months after the effective date of the Dynegy Transaction, and such DMG Participant has attained the age of fifty and has completed ten or more years of Vesting Service on or prior to the date of such termination of employment, then such DMG Participant may, by request to the Committee in the form prescribed by the Committee, commence his benefit as of the first day of the month coinciding with his fifty-fifth birthday, or as of the first day of any subsequent month that precedes his Normal Retirement Date, provided that such request is received by the Committee not less than 30 days nor more than 90 days before the selected date of commencement (unless such 36 days’ notice is waived by the Committee in its discretion); provided, however, that the amount of such benefit payable as of a date after his attainment of age 55 but prior to his attainment of age 62, shall be computed in the manner provided in Appendix F Section 4.1(a) (subject to Appendix F Section 4.1(b), (c), (d) and (e)), using the DMG Participant’s Career Benefit Credit as of the date he terminated employment with the Employer and all Controlled Entities and reduced to reflect early commencement in accordance with the provisions of Appendix F Section 4.2(b) and not in accordance with the immediately foregoing provision of this Section; and further provided, however, that the amount of such benefit payable as of date on or after his attainment of age 62 shall be computed in the manner provided in Appendix F Section 4.1(a) (subject to Appendix F Section 4.1(b), (c), (d) and (e)), using the DMG Participants Career Benefit Credit as of the date he terminated employment with the Employer and all Controlled Entities, and shall not be reduced to reflect early commencement. For purposes of the preceding sentence, ‘Dynegy Transaction’ shall mean the transactions contemplated in that certain Agreement and Plan of Merger dated as of June 14, 1999, by and among Illinova Corporation, Energy Convergence Holding Company, Energy Convergence Acquisition Corporation, Dynegy Acquisition Corporation, and the Company, as amended. The effective date of the Dynegy Transaction was February 1, 2000.
(c) A DMG Participant’s Vested Interest shall be determined by such DMG Participant’s full years of Vesting Service in accordance with the following schedule:

Full Years of	Vested
Vesting Service	Interest

Less than 5 years	0%
5 years or more	100%
(d) Paragraph (c) above notwithstanding, a DMG Participant shall have a 100% Vested Interest upon attainment of his Early Retirement Date while employed by the Employer or a Controlled Entity.

5.3   Vesting Service.
(a) For Employment Years beginning prior to December 1, 2001, subject to the remaining provisions of this Section, an individual shall be credited with Vesting Service in an amount equal to all service credited to him for vesting purposes for such years under the terms of the DMG Plan as it existed on the day prior to December 1, 2001.
(b) For Employment Years beginning on or after December 1, 2001, subject to the remaining provisions of this Section, an individual shall be credited with one year of Vesting Service for each Employment Year for which he is credited with 1,000 or more Hours of Service.
(c) In the case of an individual who terminates employment at a time when he has a 0% Vested Interest in his Accrued Benefit and who then incurs a number of consecutive One-Year Breaks-in-Service that equals or exceeds the greater of five years or his aggregate number of years of Vesting Service completed before such One-Year Breaks-in-Service, such individual’s years of Vesting Service completed before such One-Year Breaks-in-Service shall be disregarded in determining his years of Vesting Service.
(d) In the case of an individual who incurs a One Year Break-in—Service after December 31, 1975 at a time when he has a 100% Vested Interest in his Accrued Benefit, years of Vesting Service completed prior to such One-Year Break-in-Service shall be added to years of Vesting Service with which the individual is credited after such One-Year Break-in-Service.
(e) An individual who is on an uncompensated leave of absence duly authorized in accordance with customary personnel practices and policies of the Employer uniformly applied by it shall be credited with Vesting Service for the period of authorized leave if he returns to work with an Employer or a Controlled Entity immediately upon the expiration of such period.
(f) If the employment of a DMG Participant shall have been terminated prior to January 1, 1976 and he shall have been reemployed thereafter (whether before or after such date), his period of prior employment shall be included in his Vesting Service only if, and to the extent, provided in the DMG Plan as in effect on December 31, 1975.
(g) An individual shall not be credited with more than one year of Vesting Service in any Employment Year.
(h) Art individual who completes more than 500 but less than 1,000 Hours of Service in an Employment Year shall not accrue any Vesting Service during such year but also shall not incur a One-Year Break-in-Service.

(i) Notwithstanding any provision in the Plan to the contrary, for purposes of determining a DMG Participant’s Vesting Service, an individual who was a DMG Participant immediately prior to December 15, 1999 and who became employed by Amergen or any Amergen Affiliate on such date shall be credited with Vesting Service in accordance with the terms of the DMG Plan for all periods of employment with Amergen or any Amergen Affiliate on and after December 15, 1999 as if such individual’s employer were an Employer under the DMG Plan during such period.
5.4	Cash-Outs and Forfeitures.
(a) If a DMG Participant terminates employment with the Employer and has a 0% Vested Interest or receives a lump sum distribution pursuant to Appendix F Section 7.7, such DMG Participant’s Career Benefit Credit prior to such termination shall be disregarded and such DMG Participant’s nonvested Accrued Benefit shall become a forfeiture as of the date of such distribution (or as of the date of termination of employment if the DMG Participant has a 0% Vested Interest with such DMG Participant being considered to have received a distribution of zero dollars on the date of his termination of employment).
(b) Paragraph (a) above notwithstanding, if such terminated DMG Participant is subsequently reemployed by the Employer or a Controlled Entity and the DMG Participant had a 0% Vested Interest at the time of his termination, the Career Benefit Credit that was disregarded and the forfeiture that occurred pursuant to Paragraph (a) above shall be restored if the DMG Participant has not incurred a number of consecutive One-Year Breaks-in-Service that exceeds the greater of five years or his aggregate number of years of Vesting Service completed before such One-Year Breaks-in-Service. Such restoration shall occur on the date of the DMG Participant’s reemployment, unless such date occurs after one or more One-Year Breaks-in-Service, in which case the restoration shall occur upon the DMG Participant’s completion of one year of Vesting Service after such One-Year Breaks-in-Service.
VI. DEATH BENEFITS
6.1	Before Annuity Starting Date.
(a) Except as provided in Paragraphs (b), (c), (d), (e), and (f) below and in Appendix F Section 6.3, no benefits shall be paid pursuant to the DMG Plan and Appendix F of the Plan with respect to any DMG Participant who dies prior to his Annuity Starting Date.
(b) A married DMG Participant with an Eligible Surviving Spouse shall have a survivor annuity paid to his Eligible Surviving Spouse in the event such DMG Participant dies (i) after he attains age fifty but before his Annuity Starting Date and (ii) while employed by the Employer or a Controlled Entity or while receiving a Company-provided disability allowance.

The survivor annuity provided by this Paragraph shall be a single life annuity consisting of monthly payments for the life of the Eligible Surviving Spouse in an amount equal to 50% of the monthly amount that the DMG Participant would have been eligible to receive under Appendix F Section 4.2(a) as if he had retired on the date of his death under circumstances described in Appendix F Section 4.2(a) and had elected to receive a benefit for his life alone, except that no reduction shall be made (A) under Appendix F Section 4.2(b) to reflect that payment of his benefits would commence prior to his Normal Retirement Date or (B) to reflect payment of his Accumulation under Appendix F Section 6.3; provided, however, that if the Eligible Surviving Spouse is more than ten years younger than the DMG Participant, the amount of the annuity payable to such Eligible Surviving Spouse shall be reduced by one-half of one percent thereof for each year in excess of ten years difference in their ages. Payment of the survivor annuity provided by this Paragraph shall begin as of the first day of the month coinciding with or next following the later of the date of the DMG Participant’s death or the date which otherwise would have been the DMG Participant’s Normal Retirement Date and shall end with the last payment made before the death of the Eligible Surviving Spouse; provided, however, that the Eligible Surviving Spouse may elect to have the survivor annuity provided by this Paragraph commence as of the first day of the month following the DMG Participant’s death.
(c) A married DMG Participant who has received credit for at least one Hour of Service on or after August 23, 1984, who dies leaving an Eligible Surviving Spouse (i) on or after August 23, 1984, (ii) while employed by the Employer or a Controlled Entity or while receiving a Company-provided disability allowance, (iii) at a time when he has a 100% Vested Interest in his Accrued Benefit under the Plan, (iv) prior to attaining the age of fifty, and (v) before his Annuity Starting Date shall have a survivor annuity paid to his Eligible Surviving Spouse. The survivor annuity provided by this Paragraph shall be a single life annuity consisting of monthly payments for the life of the Eligible Surviving Spouse in an amount equal to 50% of the monthly amount (or the Actuarial Equivalent of such amount in the case of a DMG Participant who has an Accumulation at the date of his death) that the DMG Participant would have been entitled to receive under Appendix F Section 4.2(a) (payable in the form set forth in Appendix F Section 7.3(a), without any reduction to reflect payment of his Accumulation under Appendix F Section 6.3 and reduced as set forth under Section 4.2(b) to reflect the fact that payments commenced before the DMG Participant’s Normal Retirement Date), as if the DMG Participant had terminated his employment with the Employer on the date of his death, survived to his fifty-fifth birthday and then commenced receiving such early retirement benefit and died on the day after he would have attained age fifty-five.

Payment of the survivor annuity provided by this Paragraph shall begin as of the first day of the month coinciding with or next following the later of the date of the DMG Participant’s death or the date which otherwise would have been the DMG Participant’s Normal Retirement Date, and shall end with the last payment made before the death of the Eligible Surviving Spouse; provided, however, that the Eligible Surviving Spouse may elect to have the survivor annuity payable pursuant to this Paragraph commence as of the first day of any month after the DMG Participant would have attained age 55 and prior to the date that would have been the DMG Participant’s Normal Retirement Date.
(d) If a DMG Participant’s employment with the Employer and all controlled Entities has terminated on or after his Early Retirement Date and the DMG Participant subsequently dies leaving an Eligible Surviving Spouse prior to his Annuity Starting Date, then a survivor annuity provided by this Paragraph shall be a single life annuity consisting of monthly payments for the life of the Eligible Surviving Spouse in a monthly amount equal to 50% of the monthly amount that would have been payable to such Eligible Surviving Spouse if the Participant had commenced receiving his Accrued Benefit in the form described in Appendix F Section 7.3(a) on the first day of the month preceding his death (reduced to reflect as set forth under Appendix F Section 4.2(b) to reflect that payments commence before the DMG Participant’s Normal Retirement Date). Payment of the survivor annuity provided by this Paragraph shall begin as of the first day of the month coincident with or next following the later of the date of the DMG Participant’s death or the date which otherwise would have been the DMG Participant’s Normal Retirement Date and shall end with the last payment made before the Eligible Surviving Spouse’s death; provided, however, that the Eligible Surviving Spouse may elect to have the survivor annuity payable pursuant to this Paragraph commence as of the first day of any month after the DMG Participant’s death but prior to the date that would have been the DMG Participant’s Normal Retirement Date.
(e) A married DMG Participant who has received credit for at least one Hour of Service on or after August 23, 1984, who (i) terminates employment with the Employer and all Controlled Entities before his Early Retirement Date and at the time when he has a 100% Vested Interest in his Accrued Benefit under the Plan, (ii) subsequently dies prior to his Annuity Starting Date, and (iii) leaves an Eligible Surviving Spouse, shall have a survivor annuity paid to his Eligible Surviving Spouse. The survivor annuity provided by this Paragraph shall be a single life annuity consisting of monthly payments for the life of the Eligible Surviving Spouse. If the DMG Participant dies on or prior to his Early Retirement Date, the monthly amount of such annuity shall be equal to 50% of the monthly amount that the DMG Participant would have been eligible to receive under Appendix F Section 4.2(a) (payable in the form set forth in Appendix F Section 7.3(a), and reduced (i) to reflect any withdrawal of his Accumulation under Section 7.13 and (ii) as set forth under Section 4.2(b) to reflect the fact that payments commence before the DMG Participant’s Normal Retirement Date), as if the DMG Participant had survived to his Early Retirement Date, and then commenced receiving such early retirement benefit, and died on the day after his Early Retirement Date.

If the DMG Participant dies after his Early Retirement Date, the monthly amount of such annuity shall be equal to 50% of the monthly amount that the DMG Participant would have been eligible to receive under Appendix F Section 4.2(a) (payable in the form set forth in Appendix F Section 7.3(a), and reduced (i) to reflect any withdrawal of this Accumulation under Appendix F Section 7.13 and (ii) as set forth under Appendix F Section 4.2(b) to reflect the fact that payments commence before the DMG Participant’s Normal Retirement Date), as if the DMG Participant had retired and commenced receiving such early retirement benefit on the day before the date of his death. Payment of the survivor annuity provided by this Paragraph shall commence on the first day of the month coincident with or next following the later of the date of the DMG Participant’s death or the date which otherwise would have been the DMG Participant’s Normal Retirement Date and shall end with the last payment made before the Eligible Surviving Spouse’s death; provided, however, that the Eligible Surviving Spouse may elect to have the survivor annuity payable pursuant to this Paragraph commence as of the first day of any month after the DMG Participant would have attained age 55 and prior to the date that would have been the DMG Participant’s Normal Retirement Date.
(f) Any DMG Plan or Appendix F of the Plan provisions to the contrary notwithstanding, in the absence of consent by the DMG Participant’s Eligible Surviving Spouse, payment of any survivor annuity payable to such spouse pursuant to this Section may not begin prior to the date such DMG Participant would have reached his Normal Retirement Date.
6.2 After Annuity Starting Date. With respect to any DMG Participant who dies on or after his Annuity Starting Date, whether or not payment of his benefit has actually begun, the only benefit payable pursuant to the DMG Plan or Appendix F of the Plan shall be that, if any, provided for his beneficiary pursuant to the form of benefit he was receiving or about to receive in accordance with Appendix F Article VII.
6.3 Payment of Accumulation.
(a) If a DMG Participant dies before his Annuity Starting Date, his Accumulation will be paid to his beneficiary designated pursuant to Paragraph (b) below in a single lump sum. If a DMG Participant dies after his Annuity Starting Date, if he did not withdraw his Accumulation prior to his death pursuant to Appendix F Section 7.13, and if payment of his benefits under the DMG Plan or this Appendix F are not to be continued following his death to his spouse or the contingent annuitant pursuant to Appendix F Sections 6.1(d), 6.1(e), 7.3(a), or 7.5(a), the excess, if any, of his Accumulation as of his Annuity Starting Date over the sum of the benefits paid to him under the DMG Plan or this Appendix F as of the date of his death, if any, shall be paid in a lump sum to the beneficiary designated by the DMG Participant pursuant to Paragraph (b) below.

If a DMG participant referred to in the preceding sentence dies after his Annuity Starting Date, upon the death of the second to die of the DMG Participant and his contingent annuitant or surviving spouse, the excess, if any, of the DMG Participant’s Accumulation at his Annuity Starting Date over the sum of the benefits paid to him and his contingent annuitant or spouse shall be paid in a lump sum to the beneficiary designated by the DMG Participant pursuant to Paragraph (b) below.
(b) Subject to Appendix F Section 7.2(c)(4), each DMG Participant shall have the right to designate the beneficiary or beneficiaries to receive any amounts payable under Paragraph (a) above in the event of the death of the DMG Participant and his contingent annuitant or surviving spouse, if applicable. Successive designations may be made by the DMG Participant, and the last designation received by the Committee prior to the death of the DMG Participant shall be effective and shall revoke all prior designations. If a designated person shall die before the date for payment pursuant to Paragraph (a) above, then his interest shall terminate, and, unless otherwise provided in the DMG Participant’s designation, such interest shall be paid in equal shares to those designated beneficiaries, if any, who are living on such date for payment. The DMG Participant shall have the right to revoke the designation of any beneficiary without the consent of the beneficiary. Designations pursuant to this Paragraph shall be made on the form prescribed by the Committee and shall be filed with the Committee. If a DMG Participant shall fail to designate a beneficiary for purposes of this Paragraph, if such designation shall for any reason be illegal or ineffective, or if no beneficiary designated by the DMG Participant for purposes of this Paragraph shall be living on the date for payment pursuant to Paragraph (a) above, then the designated beneficiary to receive the amount payable pursuant to Paragraph (a) shall be: (i) if the DMG Participant leaves a surviving spouse, any such amount shall be paid to such surviving spouse; and (ii) if the DMG Participant leaves no surviving spouse, any such amount shall be paid to such DMG Participant’s executor or administrator or to his heirs-at-law if there is no administration of such DMG Participant’s estate.
6.4 Cash-Out of Death Benefit. If a DMG Participant dies prior to his Annuity Starting Date, his surviving spouse or other beneficiary is entitled to a death benefit pursuant to this Article and the Actuarially Equivalent present value of such death benefit is not in excess of $1,000, such present value shall be paid to such surviving spouse or other beneficiary in a lump sum payment in lieu of any other benefit herein provided and without regard to the spousal consent requirement of Appendix F Section 6.1(f). Any such payment shall be made as soon as administratively feasible following the DMG Participant’s date of death.

VII. TIME AND FORM OF PAYMENT OF BENEFITS
7.1 Time of Payment of Benefits. Payment of benefits under the Plan to a DMG Participant (other than death benefits payable pursuant to Article VI) shall commence as of such DMG Participant’s Annuity Starting Date, determined as follows, but the first payment shall be made no earlier than the expiration of the election period described in Appendix F Section 7.2(c)(4):
(a) Except as provided in Paragraph (f) below, with respect to any DMG Participant who is to receive his normal retirement benefit pursuant to Appendix F Section 4.1 (a), such DMG Participant’s Annuity Starting Date shall be the first day of the month coincident with or next following the date of such DMG Participant’s Retirement.
(b) Except as provided in Paragraph (f) below, with respect to any DMG Participant who is to receive his early retirement benefit pursuant to Appendix F Section 4.2(a), such DMG Participant’s Annuity Starting Date shall be the first day of the month coincident with or next following his Normal Retirement Date.
(c) Except as provided in Paragraph (f) below, with respect to any DMG Participant who is to receive early commencement of his early retirement benefit pursuant to Appendix F Section 4.2(b), such DMG Participant’s Annuity Starting Date shall be the first day of the month so requested.
(d) Except as provided in Paragraph (f) below, with respect to any DMG Participant who is to receive his severance retirement benefit pursuant to Appendix F Section 5.2(a), such DMG Participant’s Annuity Starting Date shall be the first day of the month coincident with or next following his Normal Retirement Date.
(e) Except as provided in Paragraph (f) below, with respect to any DMG Participant who is to receive early commencement of his severance benefit pursuant to Appendix F Section 5.2(b), such DMG Participant’s Annuity Starting Date shall be the first day of the month so requested.
(f) With respect to any benefit payable pursuant to the provisions of Appendix F Section 7.7, the Annuity Starting Date shall be the date determined by the Committee which shall be as soon as administratively feasible following the date of the DMG Participant’s termination of employment.

7.2 Restrictions on Time of Payment of Benefits.
(a) Plan provisions to the contrary notwithstanding, a DMG Participant’s Annuity Starting Date shall not occur:
(1) Unless such DMG Participant consents (and, if such DMG Participant is married, unless his spouse consents (with such consent being irrevocable) in accordance with the requirements of section 417 of the Code and applicable Treasury regulations thereunder), prior to such DMG Participant’s Normal Retirement Date, except that (i) consent of the DMG Participant’s spouse under this Paragraph (a)(1) shall not be required if the DMG Participant’s benefit is to be paid in the standard form of benefit described in Appendix F Section 7.3 and (ii) no consent under this Paragraph (a)(1) shall be required if the DMG Participant’s benefit is to be paid under Appendix F Section 7.7;
(2) After the sixtieth day following the close of the Plan Year during which such DMG Participant attains, or would have attained, his Normal Retirement Date or, if later, terminates his employment with the Employer and all Controlled Entities; or
(3) At a time or in a manner inconsistent with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder and, in no event, after April 1 of the calendar year following the later of (A) the calendar year in which such DMG Participant attains the age of seventy and one-half or (B) the calendar year in which such DMG Participant terminates his employment with the Employer and all Controlled Entities (provided, however, that clause (B) of this sentence shall not apply in the case of a DMG Participant who attains age seventy and one-half before January 1, 2001, or in the case of a DMG Participant who is a ‘five-percent owner’ (as defined in section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such DMG Participant attains the age of seventy and one-half); further, a DMG Participant may not elect to defer the receipt of his benefit hereunder to the extent that such deferral creates a death benefit that is more than incidental within the meaning of section 401(a)(9)(G) of the Code and applicable Treasury regulations thereunder. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) of the Code that were proposed on January 17, 2001, notwithstanding any provisions of the Plan to the contrary. This shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.

(b) Payment of a death benefit pursuant to Appendix F Article VI, (1) if payable to other than the DMG Participant’s spouse, must commence no later than the last day of the calendar year following the calendar year in which such DMG Participant died or (2) if payable to the surviving spouse, must commence no later than the later of (A) the last day of the calendar year following the calendar year in which such DMG Participant died or (B) the last day of the calendar year in which such DMG Participant would have attained the age of seventy and one-half, unless such surviving spouse dies before payments commence, in which case the commencement of payment may not be deferred beyond the last day of the calendar year following the calendar year in which such surviving spouse died.
(c) (1) Except as provided in Paragraphs (c)(2) and (c)(3) below, Within the period of time commencing ninety (90) days, and ending thirty (30) days, prior to his Annuity Starting Date, the Committee shall give each DMG Participant a written notice that Plan benefits thereafter payable will be in the form of a joint and survivor annuity under Appendix F Section 7.3(a) in the case of a married DMG Participant unless the DMG Participant makes a Qualified Election within the applicable Election Period to receive Plan benefits payable under the Plan in another form. In the case of a DMG Participant who is not married, the notice shall inform him that Plan benefits will be paid in the form of an applicable life annuity under Appendix F Section 7.3(b) unless a Qualified Election is made for another form of benefit payable under the Plan. Such notice shall also provide written explanation of (i) the terms and conditions of the applicable standard form of annuity; (ii) the DMG Participant’s right to make, and the effect of, an election to waive the applicable standard annuity form of benefit; (iii) the relative values of the applicable optional forms of benefit available; (iv) the rights of a DMG Participant’s spouse; (v) the right to make, and the effect of, a revocation of a previous election to waive the applicable standard form of annuity; (vi) if applicable, his right to defer his Annuity Starting Date; and (vii) if applicable, his right to a Direct Rollover pursuant to Appendix F Section 7.8.
(2) In the event the written notice described in Paragraph (c)(1) above is provided to a DMG Participant before his Annuity Starting Date but less than thirty (30) days prior to such date, such DMG Participant (with the consent of his spouse, if he is married) may elect, on a properly completed election form provided by the Committee, to waive the minimum thirty (30) day notice described in Paragraph (c)(1) above, provided the following conditions are met:
(A) The Committee provides descriptive information to the DMG Participant clearly indicating that he has the right to at least thirty (30) days to consider whether to waive the applicable standard form of annuity and elect an alternative form of benefit available to him under the plan;

(B) the DMG Participant is permitted to revoke an election made pursuant to (A) above at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the seven (7)-day period that begins on the day immediately following the date the written notice described in Paragraph (c)(1) above is provided to the DMG Participant and distribution in accordance with such election does not commence prior to the expiration of such seven (7)-day period; and
(C) The DMG Participant’s Annuity Starting Date is after the date such written notice is provided to the DMG Participant.
The DMG Participant’s Annuity Starting Date may be prior to the date the DMG Participant makes any affirmative benefit distribution election pursuant to this Paragraph (c)(2) and prior to the date distribution is permitted to commence pursuant to (B) above, provided that, except in a case due solely to administrative delay, distribution pursuant to such election shall commence not more than ninety (90) days after the written notice described in Paragraph (c)(1) above is provided to the DMG Participant.
(3) In accordance with the conditions and requirements of the Paragraph (c)(3) and of section 417(a)(7) of the Code and the Treasury Regulations promulgated thereunder, a DMG Participant who is eligible to do so may elect a retroactive annuity starting date with respect to the distribution of his retirement benefit. For purposes of the Plan, a retroactive annuity starting date (‘RASD’) means an Annuity Starting Date affirmatively elected by a DMG Participant which is on or before the date the written notice described in Paragraph (c)(1) above is provided to the DMG Participant.
(A) A DMG Participant shall be eligible to elect a RASD only if the following requirements and conditions are met:
(i) The DMG Participant has requested the written notice described in Paragraph (c)(1) above prior to this Annuity Starting Date and, solely due to administrative delay, such written notice is provided to the DMG Participant on or after his Annuity Starting Date;
(ii) The DMG Participant’s retirement benefit payments have not commenced;
(iii) The DMG Participant’s elected RASD is not prior to the date of his termination of employment;

(iv) The DMG Participant’s spouse (including an alternate payee who is treated as such spouse under an order the Committee has determined to be a qualified domestic relations order), determined as if the date distributions are to commence was the DMG Participant’s Annuity Starting Date, consents to the distribution in a Qualified Election; provided, however, such spousal consent is not applicable if the amount of the survivor annuity payments for such spouse under the RASD election are not less than the amount of the survivor annuity payments for such spouse under the applicable standard form of annuity with an Annuity Starting Date after the date the written notice described in Paragraph (c)(1) above is provided to the DMG Participant;
(v) Any distribution (including appropriate interest adjustments) based on the RASD must satisfy the requirements of section 415 of the Code if the date the distribution is to commence is substituted for the Annuity Starting Date for all purposes, including for purposes of determining the Applicable Interest Rate and the Applicable Mortality Table; provided, however, satisfaction of such requirement is not required in the case of a distribution in the form of an annuity described in Appendix F Section 7.3 or Appendix F Section 7.5 and the date such distribution is to commence in any such form is twelve (12) months or less from the RASD; and
(vi) In the case of a form of retirement benefit distribution which would have been subject to the present value requirements of section 417(e)(3) of the Code if such distribution had actually commenced as of the RASD, such distribution must be not less than the retirement benefit produced by application of the Applicable Interest Rate and the Applicable Mortality Table determined as of the date distribution is to commence to the annuity form which corresponds to the annuity form used to determine the retirement benefit amount as of the RASD.
(B) The future payments of retirement benefit to the DMG Participant must be the same as the future payments of retirement benefit which would have been paid to the DMG Participant if such payments had actually commenced on the RASD and the DMG Participant must receive a make-up payment to reflect the missed payment or payments for the period between the RASD and the date of the actual make-up payment (with an appropriate adjustment for interest at the Applicable Interest Rate for such period on such missed payment or payments);

(C) The written notice described in Paragraph (c)(1) above must generally be provided to the DMG Participant not less than thirty (30) days nor more than ninety (90) days prior to the date of the first payment pursuant to the DMG Participant’s election of an RASD and such election must be made after such written notice is provided but on or prior to the date of such first payment; provided, however, such written notice may be provided less than thirty (30) days prior to the date of such first payment if the requirements of Paragraph (c)(2) above would be satisfied when such date is substituted for the Annuity Starting Date in applying the requirements of such Paragraph other than the requirements described in the final sentence of such Paragraph; and, provided, further, that, except in a case due solely to administrative delay, the date of such first payment shall be not more than ninety (90) days after such written notice is provided to the DMG Participant.
(4) For purposes of this Appendix F Section 7.2(c), the following defined terms have the meanings provided below where such terms are used in the initially capitalized form:
(A) The term ‘Election Period’ shall mean, subject to the modifications under certain circumstances described in Paragraphs (c)(2) and (c)(3) above, the ninety (90) day period ending on the DMG Participant’s Annuity Starting Date.
(B) The term ‘Qualified Election’ shall mean an election to waive the applicable standard form of annuity. The DMG Participant’s election must be in writing and, if he is married, must be consented to by his spouse. The spouse’s consent to an election must acknowledge the applicable standard form of annuity and the spouse must acknowledge such consent before a notary public or Plan representative. The waiver must state the specific beneficiary applicable (including any class of beneficiaries). Such election may not be changed without further spousal consent. Notwithstanding this consent requirement, if the DMG Participant establishes to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse cannot be located, an election will be deemed a Qualified Election. Also, if the DMG Participant is legally separated or has been abandoned (within the meaning of applicable law) and the DMG Participant has a court order to such effect, spousal consent is not required. Any consent necessary under this Paragraph (4)(B) will be valid only with respect to the spouse who signs the consent, or in the event of a deemed Qualified Election, the designated spouse. Additionally, a revocation of a prior election may be made by a DMG Participant without the consent of the spouse at any time during the applicable Election Period. The number of revocations shall not be limited. Any new election of an optional form of benefit will require new spousal consent. The preceding sentence shall not apply if such election is back to the applicable standard form of annuity.

(d) Subject to the provisions of Paragraphs (a)(2) and (a)(3), a DMG Participant’s Annuity Starting Date shall not occur while the DMG Participant is employed by the Employer or any Controlled Entity.
(e) Appendix F Section 7.1 and Paragraphs (a)(1) and (a)(2) above notwithstanding, but subject to the provisions of Paragraph (a)(3) above, a DMG Participant, other than a DMG Participant whose Actuarially Equivalent present value of his Vested Interest in his Accrued Benefit is not in excess of $1,000, must file a claim for benefits in the manner prescribed by the Committee before payment of his benefits will commence. In the event that the requirement in the preceding sentence delays the commencement of payment of a DMG Participant’s benefits to a date after his Normal Retirement Date, such DMG Participant’s benefit shall not be less than the Actuarial Equivalent of his Accrued Benefit payable at his Normal Retirement Date.
7.3 Standard Form of Benefit for DMG Participants. For purposes of Appendix F Article IV or V the following standard forms of benefit shall apply:
(a) The standard form of benefit for any DMG Participant who is married on his Annuity Starting Date shall be an annuity pursuant to which the DMG Participant shall receive the greater of (1) a joint and survivor annuity which is the Actuarial Equivalent of the Pension described in paragraph (b) and which is payable for the life of the DMG Participant with a survivor annuity for the life of the DMG Participant’s spouse that shall be one-half the amount of the annuity payable during the joint lives of the DMG Participant and the DMG Participant’s spouse and (2) the Pension determined under Appendix F Article IV or V hereof, as applicable, multiplied by a factor of .9000 reduced by .0050 for each year by which the DMG Participant’s spouse is more than ten years younger than the DMG Participant, and such spouse shall receive a benefit equal to one-half of the amount of the annuity payable during the joint lives of the DMG Participant and such spouse.
(b) The standard form of benefit for any DMG Participant who was not married on his Annuity Starting Date shall be the Pension described in Appendix F Article IV or V, whichever is applicable to such DMG Participant.
7.4 Election Concerning Form of Benefit. Any DMG Participant who would otherwise receive the standard form of benefit described in Appendix F Section 7.3 may elect not to take his benefit in such form by properly executing and filing the benefit election form prescribed by the Committee during the Election Period described in Appendix F Section 7.2(c)(4)(A) as a Qualified Election as described in Appendix F Section 7.2(c)(4)(B).

7.5 Alternative Forms of Benefit. For purposes of Article IV or V, the benefit for any DMG Participant who has elected pursuant to Appendix F Section 7.4 not to receive his benefit in the standard form set forth in Appendix F Section 7.3 shall be paid in one of the following alternative forms described below selected by such DMG Participant, or, in the absence of such selection, by the Committee prior to his Annuity Starting Date; provided, however, that the period and method of payment of such form shall be in compliance with the provisions of section 401 (a)(9) of the Code and applicable Treasury regulations thereunder:
(a) Joint and Survivor Option.
(i) Except as otherwise provided In this Paragraph (a), a DMG Participant may elect to receive an annuity payable for the life of the DMG Participant with a survivor annuity (with monthly payments under such survivor annuity equal to 1%, 50% 75% or 100%, as specified by the DMG Participant in his election of this option, of such DMG Participant’s monthly benefit) to the beneficiary designated by such DMG Participant in accordance with Appendix F Section 7.11 for such designated beneficiary’s remaining lifetime. The benefit elected under this clause (i) shall be the Actuarial Equivalent of the Pension referred to in Appendix F Section 7.3(b).
(ii) Notwithstanding the foregoing, a DMG Participant who elects a joint and survivor annuity pursuant to Appendix F Section 7.5(a)(i) shall receive a benefit equal to the greater of (A) the benefit computed under subparagraph (i) above and (B) a benefit in the form described in Appendix F Section 7.5(a)(i) that is the Actuarial Equivalent of the benefit computed under Appendix F Section 7.3(a) (or that would be computed under Appendix F Section 7.3(a) if the contingent annuitant was the DMG Participant’s spouse).
(iii) Any Plan provision to the contrary notwithstanding, the optional form of payment described in this Paragraph (a) shall become effective on the DMG Participant’s Annuity Starting Date, except that such election will be automatically cancelled if either the DMG Participant or his contingent annuitant dies before such DMG Participant’s Annuity Starting Date. An election of such optional form cannot be modified or rescinded after the effective date thereof.
(iv) A DMG Participant may not elect an optional form of benefit pursuant to this Paragraph (a) providing monthly benefits to a contingent annuitant who is other than his spouse unless the Actuarial Equivalent of the payments expected to be made to the DMG Participant is more than 50% of the Actuarial Equivalent of the total payments expected to be made under such optional form. In no event, however, shall the amount of each monthly payment to a contingent annuitant exceed the amount of each monthly payment made to the DMG Participant:

(b) Life Annuity. The DMG Participant may elect to receive an annuity payable for the life of the DMG Participant. The benefit elected under this Paragraph shall be the Actuarial Equivalent of the Pension referred to in Appendix F Section 7.3 (b). The optional form of payment described in this Paragraph shall become effective on the DMG Participant’s Annuity Starting Date, except that such election shall be automatically cancelled if the DMG Participant dies before such date. An election of such optional form cannot be modified or rescinded after the effective date thereof
7.6 Level Income Option. If payment of a DMG Participant’s benefit commences prior to the earliest age as of which such DMG Participant will become eligible for an Old-Age Insurance Benefit under the Social Security Act and such DMG Participant’s benefits will be paid in the form of an annuity, then at the request of the DMG Participant the amount of the payments of his benefit may be adjusted so that an increased amount will be paid prior to such age and a reduced amount thereafter; the purpose of this adjustment is to enable the DMG Participant to receive from the Plan and under the Social Security Act an aggregate income in approximately a level amount for life. Such adjusted payments shall be the Actuarial Equivalent of the benefit otherwise payable to such DMG Participant.
7.7 Cash-Out of Accrued Benefit. If a DMG Participant terminates his employment with the Employer and all Controlled Entities and the Actuarially Equivalent present value of his Vested Interest in his Accrued Benefit is not in excess of $1,000, then such present value shall be paid to such terminated DMG Participant in lieu of any other benefit herein provided and without regard to the consent requirements of Appendix F Section 7.2(a)(1) and the election and spousal Consent requirements of Appendix F Section 7.4(c). Any such payment shall be made as soon as administratively feasible following such DMG Participant’s termination of employment. The provisions of this Section shall not be applicable to a DMG Participant following his Annuity Starting Date.
7.8 Direct Rollover Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The preceding sentence notwithstanding, a Distributee may elect a Direct Rollover pursuant to this Section only if such Distributee’s Eligible Rollover Distributions during the Plan Year are reasonably expected to total $200 or more. Furthermore, if less than 100% of the DMG Participant’s Eligible Rollover Distribution is to be a Direct Rollover, the amount of the Direct Rollover must be $500 or more. Prior to any Direct Rollover pursuant to this Section, the Committee may require the Distributee to furnish the Committee with a statement from the plan, account, or annuity to which the benefit is to be transferred verifying that such plan, account, or annuity is, or is intended to be, an Eligible Retirement Plan.

7.9 Special Distribution Limitations. [See Section 8.9, Dynegy Inc. Retirement Plan for application to DMG Participants.]
7.11 Beneficiaries and Joint Annuitants.
(a) Subject to the restrictions of Appendix F Section 7.4, each DMG Participant shall have the right to designate the beneficiary or beneficiaries or joint annuitant to receive any continuing payments in the event such DMG Participant’s benefit is payable in a form whereby payments could continue beyond such DMG Participant’s death. Each such designation shall be separate from the beneficiary designation under Appendix F Section 6.3(b), and each such designation shall be made on the form prescribed by the Committee and shall be filed with the Committee. Any such designation may be changed at any time by such DMG Participant by execution of a new designation form and filing such form with the Committee except that a joint annuitant cannot be changed after a DMG Participant’s Annuity Starting Date.
(b) If a DMG Participant’s designated joint annuitant dies before the DMG Participant’s Annuity Starting Date, such DMG Participant’s election of a form of benefit for the joint lives of the DMG Participant and such joint annuitant shall be canceled automatically and such DMG Participant’s benefit shall be paid in the form of the standard benefit set forth in Appendix F Section 7.3, unless a new election of an alternative form of benefit is made in accordance with the provisions of Appendix F Section 7.4. The death of a joint annuitant following a DMG Participant’s Annuity Starting Date shall not affect a DMG Participant’s benefit election or permit such DMG Participant to revoke such election.
7.12 Reemployment of DMG Participants.
(a)     (1) In the event a DMG Participant to whom payment of his retirement benefit under the DMG Plan or Appendix F of the Plan has commenced is reemployed by an Employer or a Controlled Entity, whether or not as an Eligible Employee, payment of his retirement benefit shall not be interrupted of otherwise adversely affected, but shall be subject to the terms and conditions of this Appendix F Section 7.12.
(2) In the event a DMG Participant is reemployed by an Employer or Controlled Entity, whether or not as an Eligible Employee, before payment of his retirement benefit has commenced, his benefit shall not commence during his period of reemployment, but shall be subject to the terms and conditions of Appendix F Sections 4.1(f) and 7.2(d).

(b) If a DMG Participant described in Paragraph (a)(1) above is reemployed as an Eligible Employee, he shall resume benefit accruals pursuant to the applicable provisions of the DMG Plan or Appendix F of the Plan, subject to the modifications required by this Appendix F Section 7.12. In this regard, the benefit accrual of such DMG Participant during his reemployment shall be determined at the end of such period of reemployment to be the excess, if any, of the amount determined pursuant to the applicable provisions in the Plan over the Actuarial Equivalent of the DMG Participant’s Accrued Benefit as of his Annuity Starting Date. Any such excess shall be applied as of the first retirement benefit payment after the DMG Participant’s period of reemployment to increase such retirement benefit payment and each payment thereafter in the annuity form in which such DMG Participant’s retirement benefit is being paid, together with an actuarial adjustment, if necessary, adequate to satisfy the requirements of section 411 (a) of the Code and 29 CFR 2530.203-3 concerning the delay in payment of the amount of such increase. In the event such DMG Participant’s reemployment continues after April 1 of the year immediately following the year in which he attains age seventy and one-half (70 1/2), an actuarial adjustment, if necessary, adequate to satisfy the requirements of section 401 (a)(9)(C)(iii) of the Code with respect to the delay in payment of the amount of such increase for periods after such April 1 shall be applied. In no event shall retirement benefit payments made prior to the date of such DMG Participant’s reemployment or during his period of reemployment be taken into account with respect to his benefit accruals or retirement benefits payable after his reemployment or after his subsequent termination of employment.
7.13 Withdrawal of Accumulation.
(a) A DMG Participant may not withdraw his Accumulation while he remains in the active employ of the Employer or a Controlled Entity, but a DMG Participant whose employment has terminated and who has not begun to receive payment of his benefit under the Plan may withdraw his Accumulation. In that event, the benefit otherwise payable to the DMG Participant under the Plan shall be determined pursuant to Paragraph (b) of this Section. Notwithstanding the preceding provisions of this Section, a DMG Participant may not elect to withdraw his Accumulation unless the DMG Participant’s spouse consents in writing to the DMG Participant’s election to make such withdrawal, such consent acknowledges the effect of such election, and such consent is witnessed by a representative of the Plan or a notary public, unless the DMG Participant establishes to the satisfaction of a Plan representative that such consent may not be obtained because there is no spouse, such spouse cannot be located, or under such other circumstances as the Secretary of the Treasury may by regulation prescribe. Any consent by a spouse (or establishment that the consent of the spouse may not be obtained) pursuant to this Section shall be effective only with respect to such spouse. The portion of a DMG Participant’s Accumulation which is attributable to interest credited thereon pursuant to Appendix F Section 1.1(2) and which is withdrawn pursuant to the terms of this Section shall be subject to the mandatory withholding requirements for lump sum distributions from a qualified plan and shall be eligible for Direct Rollover pursuant to Appendix F Section 7.8.

(b) Notwithstanding any Plan provision to the contrary, if a DMG Participant has elected to withdraw his Accumulation under Paragraph (a) of this Section, his remaining Accrued Benefit (the ‘Residual Benefit’) shall be calculated according to the following provisions of this Paragraph.
(i) Determine the ‘Vested Value’. The Vested Value shall be the greater of (1) the annual retirement benefit payable to the DMG Participant commencing at his Normal Retirement Date determined under Appendix F Section 4.1 of the Plan, and (2) a single life annuity commencing in an annual amount at his Normal Retirement Date determined by converting the DMG Participant’s Hypothetical Accumulation into such an annuity using the Applicable Interest Rate and, with respect to the period after the DMG Participant’s Normal Retirement Date, the Applicable Mortality Table.
(ii) Determine the ‘Vested Portion’. The Vested Portion is a single life annuity payable in an annual amount commencing at the DMG Participant’s Normal Retirement Date. The Vested Portion shall be determined by converting the DMG Participant’s Hypothetical Accumulation into such an annuity using the Applicable Interest Rate and, with respect to the period after the DMG Participant’s Normal Retirement Date, the Applicable Mortality Table.
(iii) Determine the ‘Residual Vested Annuity’. The Residual Vested Annuity is determined by reducing the Vested Value, but not below zero, by the amount of the Vested Portion.
(iv) Determine the ‘Residual Benefit’. The Residual Benefit is the lump sum Actuarial Equivalent of the Residual Vested Annuity, determined as of the date of withdrawal, based upon the Applicable Interest Rate and the Applicable Mortality Table,
(c) The following provisions shall apply with respect to the aggregate amount of the Accumulation and the Residual Benefit:
(i) If such aggregate amount is not in excess of $1,000, the Committee shall direct that such amount be paid to the DMG Participant in a lump sum, in full satisfaction and release of all further rights of the DMG Participant, his spouse and his beneficiary or beneficiaries (designated pursuant to Appendix F Section 6.3(b)) to receive any benefits under the Plan.,
(ii) If such aggregate amount is more than $1,000, the DMG Participant shall receive the Accumulation in a lump sum, and shall receive the Residual Vested Annuity, payable at the time and in the form provided in Article VII.

(iii) Any lump sum distribution pursuant to this Paragraph (c) shall be paid within 120 days after the end of the Plan Year in which the DMG Participant’s termination of employment occurs.
(d) The Accrued Benefit of a DMG Participant who received a lump sum distribution of his Accumulation prior to January 1, 1988, and who is reemployed and becomes entitled to a benefit under the Plan after that date, shall be calculated to reflect such distribution pursuant to the provisions of paragraphs (i), (ii) and (iii) of subsection (b) above.
7.14 Reserved.
7.15 Commercial Annuities. At the direction of the Committee, the Funding Agent may pay any form of benefit provided hereunder other than a lump sum or a Direct Rollover pursuant to Appendix F Section 7.8 by the purchase of a commercial annuity contract and the distribution of such contract to the DMG Participant or beneficiary, Thereupon, the Plan shall have no further liability with respect to the amount used to purchase the annuity contract and such DMG Participant or beneficiary shall look solely to the company issuing such contract for such annuity payments. All certificates for commercial annuity benefits shall be nontransferable, except for surrender to the issuing company, and no benefit thereunder may be sold, assigned, discounted, or pledged (other than as collateral for a loan from the company issuing same). Notwithstanding the foregoing, the terms of any such commercial annuity contract shall conform with the time of payment, form of payment, and consent provisions of Appendix F Articles VI and VII.
7.16 Unclaimed Benefits. In the case of a benefit payable on behalf of a DMG Participant, if the Committee is unable to locate the DMG Participant or beneficiary to whom such benefit is payable, upon the Committee’s determination thereof, such benefit shall be forfeited. The timing of such forfeiture shall comply with the time of payment rules described in Appendix F Sections 7.1 and 7.2. Notwithstanding the foregoing, if subsequent to any such forfeiture the DMG Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored.

APPENDIX A
TO APPENDIX F
TO DMG PLAN UNDER
THE DYNEGY INC. RETIREMENT PLAN
ENHANCED RETIREMENT PLAN
EFFECTIVE OCTOBER 1, 1999

Purpose
A-1. The purpose of this Appendix A to the DMG Plan (the ‘Plan’) is to provide for the terms of the Enhanced Retirement Plan (the ‘ERP’) for Eligible Participants (as defined in subsection A-4 below) offered under the Plan during the Window Period (as defined in subsection A-5 below).

Effective Date	A-2. This Appendix A is hereby amended and restated effective as of December 1, 2001. This Appendix A originally became effective as of October 1, 1999 (the ‘Effective Date’ of this Appendix A).

Definitions
A-3. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined in this Appendix A. References to Articles and Sections after December 31, 2007 are references to such Articles and Sections in Appendix F of the Salaried Plan, of which this Appendix A is a part.

Eligible Participant
A-4. For purposes of this Appendix A, the term ‘Eligible Participant’ means each Participant in the Plan as of the Effective Date who will attain age 55 on or before December 31, 1999 and who is employed on the Effective Date by an Employer and whose location seniority is at Illinois Power Company’s Decatur, Illinois headquarters. The term ‘ERP Participant’ means each Eligible Participant who (a) elects to participate in the ERP during the Window Period by written instrument provided by and delivered to the Employee in accordance with procedures established by the Employer, (b) executes a release, in a form provided by and delivered to the Employer in accordance with procedures established by the Employer, with respect to any and all claims the Participant may have in connection with his employment with the Employer and the termination of such employment, and (c) does not voluntarily terminate his employment and is not terminated for cause before January 31, 2000 (or the date of the Participant’s delayed retirement, if he is required by the Employer to retire later than January 31, 2000).

Window Period	A-5. The ‘Window Period’ with respect to the ERP as set forth in this Appendix A is the period beginning on October 1, 1999 and ending December 30, 1999.

Retirement Date
A-6. For purposes of this Appendix A, all Eligible Participants who elect to participate in the ERP will terminate employment with the Company on January 31, 2000, and February 1, 2000 will be their ‘Retirement Date;’ provided, however, that a limited group of employees whose continued employment with the Employer is required to effect the transition of certain procedures and retraining efforts as a result of the ERP (the ‘Transition Employees’) may have a later Retirement Date, but in no event will a Transition Employee have a Retirement Date under the ERP later than February 1, 2001.

Retirement Age	A-7. For the purposes of this Appendix A, the ‘Retirement Age’ of each ERP Participant will be his actual age as of his Retirement Date plus five years.

Enhanced Retirement Benefit	A-8. Each ERP Participant will retire from the Employer effective as of his Retirement Date and will be entitled to receive the following ‘Enhanced Retirement Benefit:

(a) A retirement income, payable for his lifetime, in a monthly amount determined as of his Retirement Date, calculated in accordance with the terms of the DMG Plan and Appendix F of the Salaried Plan, but substituting his Retirement Age as defined in this Appendix A (which retirement income shall be in lieu of, and not in addition to, the retirement benefits described in Article IV of the Plan); and

(b) An ‘Appendix Payment’ in the amount of $675 per month, payable for each month beginning on his Retirement Date and ending on the later to occur if (i) the month in which he attains age 62, or (ii) the month in which he receives the twenty-fourth Appendix Payment; provided, however, that any ERP Participant who has attained age 62 on or before his Retirement Date shall receive the Appendix Payment described in this Paragraph A-8(b) in a lump sum payment of $16,200 (payable as of his Retirement Date) in lieu of the monthly Appendix Payments described herein; provided further, that any ERP Participant who has not attained age 62 on or before his Retirement Date, but who attains age 62 prior to the date he receives twenty-four Appendix Payments, shall receive the balance of such Appendix Payments (up to a total of twenty-four Appendix Payments) in one lump sum payment in the month he attains age 62. Notwithstanding anything to the contrary contained in this Appendix A, in the event an ERP Participant dies prior to the date he receives his Appendix Payment hereunder, the balance of such Appendix Payment shall be paid in a lump sum to his surviving spouse (if he is married at the time of his death) or to his beneficiary (if he is not married at the time of his death or has completed a beneficiary designation form in accordance with the provisions of Section 6.3(b) of the Plan), as soon as practicable after the date of his death; provided, however, that in no event shall the sum of the amount paid to the ERP Participant prior to his death pursuant to this Paragraph A-8(b) and to his surviving spouse or beneficiary exceed $16,2000.

Form of Benefit
A-9. The retirement income set forth in Paragraph A-8(a) above shall be payable in the standard form set forth in Section 7.3 of the Plan; provided, however, that an ERP Participant may elect any optional form of benefit to which he is otherwise entitled pursuant to and in accordance with the terms of Section 7.4 of the Plan.

Commencement of Benefits	A-10. The retirement income and Appendix Payments described in Paragraph A-8 above shall commence on the ERP Participant’s Retirement Date.

Limited Duration of ERP
A-11. The ERP as described in this Appendix A is a provision of the Plan of limited duration and the terms relating to the ERP will not survive beyond the Retirement Date, as defined in this Appendix A, for each ERP Participant (including the Transition Employees); provided, however, that in no event will the terms of the ERP extend beyond February 1, 2001.

II.
Except as amended herein, the provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this Eleventh Amendment has been executed by the duly designated officer and is effective as of the date set forth hereinabove.

Dynegy Inc.
By:	/s/ Julius Cox
Title: Chairman, Dynegy Benefit Plans Committee

40